Exhibit 99.1
THE LOVESAC COMPANY EXPANDS SHARE REPURCHASE AUTHORIZATION BY $40 MILLION
Total Authorized Repurchase Amount Increases to Approximately $54 Million
STAMFORD, Conn., March 26, 2026 (GLOBE NEWSWIRE) -- The Lovesac Company (Nasdaq: LOVE) (“Lovesac” or the “Company”), the Designed for Life home and technology brand, today announced that its Board of Directors has authorized the repurchase of up to an additional $40 million of the Company's outstanding common stock, expanding its existing share repurchase program to approximately $54.1 million.
Keith Siegner, Executive Vice President and Chief Financial Officer, stated, “We are pleased to announce the expansion of our share repurchase program, reflecting strong confidence in our business outlook. With a healthy balance sheet, access to meaningful liquidity through our credit facility, and a disciplined plan for fiscal 2027, we are well-positioned to fund strategic growth initiatives while simultaneously returning meaningful capital to our shareholders. Our approach to capital allocation is unchanged, investing in the business while being opportunistic with excess capital, all with a focus on long-term stakeholder value and enhancing returns on capital.”
The program is expected to be funded through the Company's existing cash and future free cash flow. The timing, manner, price and amount of any repurchases are determined by the discretion of management, depending on market conditions and other factors. Repurchases may be made through open market purchases, privately negotiated transactions, and accelerated share repurchases. The exact number of shares to be repurchased by the Company, if any, is not guaranteed. Depending on market conditions and other factors, these repurchases may be commenced or suspended at any time or periodically without prior notice.
About The Lovesac Company
Based in Stamford, Connecticut, The Lovesac Company (NASDAQ: LOVE) is a technology driven company that designs, manufactures and sells unique, high-quality furniture derived through its Designed for Life® approach which results in products that are built to last a lifetime and designed to evolve as customers' lives do. The current product offering is comprised of modular couches called Sactionals®, premium foam beanbag chairs called Sacs®, an immersive home entertainment and surround sound theater system called StealthTech®, the PillowSac® Chair, the Sactionals Reclining Seat, a recently launched platform of premium seating called Snugg™, and various accessories. As a recipient of Repreve's 8th Annual Champions of Sustainability Award, responsible production and innovation are at the center of the brand's design philosophy with products protected by a robust portfolio of design and utility patents. Products are marketed and sold primarily online directly at www.lovesac.com, supported by a physical retail presence in the form of Lovesac branded showrooms, as well as through shop-in-shops and pop-up-shops with third party retailers. LOVESAC, DESIGNED FOR LIFE, PILLOWSAC, SACTIONALS, SAC, STEALTHTECH, and THE WORLD’S MOST ADAPTABLE COUCH are registered word trademarks of The Lovesac Company and are registered in the U.S. Patent and Trademark Office.

Exhibit 99.1
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as “may,” “continue(s),” “believe,” “anticipate,” “could,” “should,” “intend,” “plan,” “will,” “aim(s),” “can,” “would,” “expect(s),” “expectation(s),” “estimate(s),” “project(s),” “projections,” “forecast(s)”, “positioned,” “approximately,” “potential,” “goal,” “pro forma,” “strategy,” “outlook” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements inherently involve risks and uncertainties. For information on certain factors that could cause actual events or results to differ materially from our expectations, please see our filings with the Securities and Exchange Commission (SEC), including our most recently filed Form 10-K and Form 10-Qs and similar disclosures in subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date on which we make it. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Investor Relations Contact:
Caitlin Churchill, ICR
(203) 682-8200
InvestorRelations@lovesac.com